Exhibit 99.2

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (“Separation Agreement”) is entered into by and between Robert M. Pardes (“Executive” or “you”) and OceanFirst Financial Corp. (the “Company”) and OceanFirst Bank (the “Bank”), and confirms the agreement that has been reached with you in connection with your termination of employment with the Bank and any of the Bank’s affiliates and direct and indirect subsidiaries.

1. Termination of Employment. (a) Executive’s employment with the Company, the Bank and all subsidiaries and affiliates of each (herein referred collectively as “Company Entities”), and Executive’s status as an officer of any Company Entity, is hereby terminated effective May 14, 2007 (“Separation Date”). The parties agree that this termination constitutes an Event of Termination as set forth in Section 4(a) of the employment agreement between you and the Bank, dated February 18, 2004, as amended by the OceanFirst Bank amendment to the agreement with an effective date of January 1, 2005. The parties agree that Executive has received all salary, other compensation, and employee benefits due Executive through the Separation Date.

(b) Executive acknowledges and agrees that prior to signing this Agreement, and as an act independent of this Agreement, Executive has executed and submitted to the Company and the Bank a letter (in the form attached hereto as Exhibit A), by which Executive has irrevocably resigned as a member of the Board of Directors of any Company Entity. Such resignation as a director of any such Company Entity shall be effective not later than the Agreement Effective Date. As such, Executive’s status as a director, employee, officer, or agent of all Company Entities shall have terminated not later than the Agreement Effective Date. Executive understands and agrees that the revocation provisions in Paragraph 12 of this Agreement are not applicable to the resignation of Executive’s positions with the Company Entities, and that Executive’s resignation is final and irrevocable for all purposes.

2. In consideration of your execution of this Separation Agreement and your compliance with its terms and conditions, and provided that you execute the General Release attached hereto as Exhibit B and do not revoke such General Release within the time frame provided therein for such revocation, the Bank agrees to pay or provide you with the following benefits, all of which exceed any payment and benefits to which you are otherwise entitled:

a. The Bank shall pay you an aggregate of $373,950 (the “Severance Amount”), which represents 15 times your current monthly base salary, plus anticipated ESOP and SERP contribution. The Severance Amount shall be paid in the following manner:

•	$149,580 shall be paid in a lump sum on November 15, 2007, which date shall not be less than six months and one day from the Separation Date;

•	$24,930 shall be paid on December 10, 2007; and

•	$199,440 shall be paid in a lump sum on January 2, 2008.

All amounts set forth in this Paragraph 2a shall be reduced by all applicable federal, state and local withholding taxes and other appropriate deductions.

b. If you are eligible for, and you so elect, continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA), the Bank shall pay the cost of such coverage for a period of fifteen months following the Separation Date, subject to applicable employee contributions.

c. You may continue to use the Bank provide automobile and the Bank will continue to pay the existing auto lease expense totaling approximately $1,008, per month through March 15, 2008 or the end of the lease period, whichever is earlier (the “Lease Termination Date”), provided that (1) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during any taxable year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year and (2) your right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

d. Executive will be permitted to retain his Bank provided laptop computer and related accessories, provided you certify and the Bank is satisfied that all Bank related information, documents and data has been permanently removed from the laptop. Executive shall also be permitted to retain his Bank provided TREO cellular phone, provided that Executive obtains new service and telephone number for the phone and agrees to pay all continuing costs and expenses thereof.

e. You acknowledge and agree that you are party to the Restricted Stock Unit Award Agreement (the “RSU Agreement”) dated February 21, 2007, under which you have been granted an aggregate of 1,303 restricted stock units (the “RSUs”) relating to shares of common stock of the Company. You acknowledge and agree that all RSUs that are unvested as of the Separation Date, shall be forfeited as of the Separation Date. As of the Separation Date, the RSU Agreement dated February 21, 2007, shall terminate and shall thereafter be of no force and effect.

f. You acknowledge and agree that you are party to the Stock Option Agreements (the “Option Agreements”) dated August 18, 2000, February 20, 2002, May 30, 2003, May 28, 2004, January 19, 2005, April 20, 2005, February 15, 2006, and February 21, 2007 respectively, under which you have been granted stock options to purchase shares of common stock of the Company (the “Options”). The Company agrees that, subject to the terms and conditions of the Option Agreements, you shall be entitled to exercise all vested Options held by you as of the Separation Date until the earlier to occur of the expiration of three months from the day following the Separation Date or the original expiration date of the Options as set forth in the Option Agreements. You acknowledge and agree that all Options that have not vested as of the Separation Date shall terminate on the Separation Date.

g. The Bank’s obligation to make the payments and to provide the benefits set forth in paragraphs 2a through 2f above shall cease as of the date of any breach of your obligations under the restrictive covenants set forth in paragraphs 5 and 7 hereof. In the event

Bank believes there is a violation of paragraphs 5 or 7, the Bank must give Executive written notice and opportunity to cure within 5 days of Executive’s receipt of the notice. This notice and cure provision only applies to the cessation of payments and does not affect the Bank’s ability to seek a protective order against Executive.

3. Whether or not you execute this Separation Agreement, you will be paid for any accrued but unused vacation days on or before May 31, 2007. Requests by Executive for previously submitted un-reimbursed business expenses (made in accordance with usual Bank guidelines and practices), to the extent not theretofore paid must be submitted on or before May 18, 2007, and payment shall be made on or before May 31, 2007. In addition, following the Separation Date, you will be entitled to receive vested amounts payable to you under the Company’s or Bank’s 401(k) plan, ESOP and other retirement and deferred compensation plans in accordance with the terms of such plans and applicable law. Except as specifically set forth herein, your participation in all Company and Bank plans shall remain subject to the terms and conditions of such plans as in effect from time to time and you agree that such terms and conditions are binding on you and the Company and Bank.

4. You agree that, as a condition to your receipt of the payments and benefits set forth in paragraphs 2a through 2f, you will execute the General Release attached hereto as Exhibit B on the Separation Date. None of the payments or benefits described in paragraphs 2a through 2f above shall commence prior to the Effective Date, as defined in the General Release.

5. a. You agree that you will cooperate fully with the Company Entities and their directors, officers, employees, and agents (“Persons”) and its or their respective counsel, in connection with any investigation, inquiry, administrative proceeding or litigation relating to any matter in which you were involved or of which you have knowledge by providing truthful information, provided that such cooperation does not unreasonably interfere with your then current professional and personal commitments. The Company agrees to promptly reimburse you for reasonable expenses necessarily incurred by you, in connection with your cooperation pursuant to this paragraph.

b. You agree that, in the event you are subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony (in a deposition, court proceeding or otherwise) which in any way relates to your employment by any Company Entity, you will give prompt notice of such request to the General Counsel of the Company, OceanFirst Financial Corp., 975 Hooper Avenue, Toms River, NJ 08754, and will provide the Company or Bank with a reasonable opportunity to contest the right of the requesting person or entity to such disclosure before making such disclosure. Nothing in this provision shall require you to violate your obligation to comply with valid legal process.

6. a. The Bank shall issue a press release announcing your termination of service from the Bank, the form of which is attached as Exhibit C. In accordance with Bank policy, the Bank shall respond to any questions from the public regarding your employment with the Bank solely with reference to your title, dates of employment at the Bank and the contents of the press release. All requests for references for you shall be directed to the Head of the Bank’s Human Resources Department. Letters of reference shall be in the form agreed to by the parties and any oral contact by the Bank with a potential employer shall be consistent with the letters.

Nothing herein shall limit in any way any Company Entity’s or any Person’s ability to respond to, or take any action in any legal, administrative or regulatory inquiry, investigation or proceeding.

b. Executive agrees that under no condition or circumstance will he make any disparaging remarks in any manner or in any form about any Company Entity, or any Person, their respective business activities or business or personal relationships.

7. a. You recognize and acknowledge and agree that during your employment with the Bank you have had access to highly confidential and proprietary information relating to the Company Entities and Persons and trade secrets (“Proprietary Information,” as described herein) and the use, misappropriation or disclosure of Proprietary Information would cause irreparable injury to the Company Entities; and it is essential to the protection of the Company Entities’ good will and to the maintenance of the Company Entities’ competitive position that Proprietary Information be kept secret and that you not disclose Proprietary Information to others, or use any Proprietary Information to your own advantage or the advantage of any third parties. For purposes of this Separation Agreement, the term “Proprietary Information” shall include any and all material non-public information, and shall include and not be limited to non-public information relating to any Company Entities’ past, present or planned or considered business activities; any Company Entities’ depositors, borrowers and investors; techniques; processes; tools; market research, data and strategy; strategic initiatives including mergers, acquisitions, sales and branch openings and closings; and, information relating to sales and pricing, including customer-specific information, pricing policies and strategies. Proprietary Information shall include information in any form whatsoever, including but not limited to, hard copy, computer floppy diskette, CD, CD-ROM drive, information retained in electronic storage, or other information storage means. You acknowledge and agree that your obligations under this paragraph shall survive the Separation Date. Notwithstanding anything contained herein to the contrary, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not derived from the business plans or activities of the Company Entities. Further, Executive may disclose information regarding the business activities of the Bank to the OTS or the FDIC pursuant to a formal regulatory request.

b. You and the Bank agree that the non-competition provisions found in Section 10a of the employment agreement between the Executive and the Bank, dated February 18, 2004, shall not apply to the Executive provided that (a) the Executive shall comply with all the provisions of this Separation Agreement and (b) for a period of one (1) year from the date of Separation, you will not, directly or indirectly:

i) Solicit, induce, or attempt to induce employees of any Company Entity to terminate their employment with, or otherwise cease their relationship with the Company Entity, or

ii) Solicit, induce, hire or attempt to solicit, induce or hire any employee of any Company Entity to work or provide services to any third party; or

iii) Solicit to divert or take away or attempt to divert or to take away, the business or patronage of any Company Entities’ clients, customers or accounts, or prospective clients, customers or accounts.

c. In the event of a breach or threatened breach of the provisions of this Section 7, the Company or Bank will be entitled to an injunction restraining the Executive from any act or threatened act which would violate this Section 7. Nothing herein will be construed as prohibiting the Company or Bank from pursuing other remedies available to the Company or Bank for such breach or threatened breach, including the recovery of damages from Executive.

8. You represent that as of the Separation Date, you will have returned to the Company all property belonging to the Company Entities and Persons (“Company Property”) (other than those items listed in section 2d above) including but not limited to computers, cell phones, personal communication devices, keys, card access to the building and office floors, credit card(s) and phone card(s).

9. The Executive shall be indemnified as provided under the Bank’s charter and bylaws and any applicable laws in each case to the extent permitted by applicable laws, including the rules and regulations of the OTS, if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative, in connection with acts or omissions occurring during his tenure with the Bank, against all cost, expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith.

10. You agree that in consideration of the benefits to be provided to you pursuant paragraphs 2a through 2f above, you hereby waive, release and forever discharge any and all claims and rights which you ever had, now have or may have against any Company Entity, and their respective successors and assigns, current and former officers, agents, board of directors members, representatives and employees, various benefits committees, and their respective successors and assigns, heirs, executors and personal and legal representatives, based on any act, event or omission occurring before you execute this Separation Agreement arising out of, during or relating to your employment or services with a Company Entity or the termination of such employment or services, except for rights granted herein. This waiver and release includes, but is not limited to, any claims which could be asserted now or in the future, under: the employment contract between you and the Bank, dated February 18, 2004, common law, including, but not limited to, breach of express or implied duties, wrongful termination, defamation, or violation of public policy; any policies, practices, or procedures of any Company Entity; any federal or state statutes or regulations including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §2000e et seq. , the Civil Rights Act of 1866 and 1871, the Americans With Disabilities Act, 42 U.S.C. §12101 et seq. , the Employee Retirement Income Security Act (“ERISA”), 29 U.S.C. §1001 et seq. (excluding those rights relating exclusively to employee pension benefits as governed by ERISA), the Family and Medical Leave Act, §2601 et. seq., the New Jersey Law Against Discrimination, N.J.S.A. 10:5-1 et seq. ; the Conscientious Employee Protection Act, N.J.S.A. 34:19-1 et. Seq. ; any contract of employment, express or implied; any provision of the United States, New York or New Jersey Constitutions; any provision of any other law, common or statutory, of the United States, the State of New York, the State of New Jersey or any other state.

11. By signing this Separation Agreement, you represent that you have not and will not in the future commence any action or proceeding arising out of the matters released hereby, and that you will not seek or be entitled to any award of legal or equitable relief in any action or proceeding that may be commenced on your behalf.

12. The Bank has advised the Executive to consult with an attorney of his choosing prior to signing this Agreement. The Executive represents that he understands and agrees that the Executive has the right and has been given the opportunity to review this Agreement and, specifically, the Release, with an attorney. The Executive further represents that he understands and agrees that no Company Entity is under any obligation to offer the Executive this Agreement, and that the Executive is under no obligation to consent to the Release. You acknowledge that you: (a) have carefully read this Separation Agreement in its entirety; (b) have been provided at least twenty-one (21) days to consider the terms of this agreement, although you may choose to sign this Separation Agreement and return it to the Bank sooner; (e) have seven (7) additional days from the date you sign it to revoke your consent, in which case this Separation Agreement shall become null and void; and (f) are signing this Separation Agreement voluntarily and of your own free will and agree to abide by all the terms and conditions contained herein.

13. If any provision of this Separation Agreement is held by an arbitrator or court of competent jurisdiction to be illegal, void or unenforceable, such provision shall have no effect; however, the remaining provisions shall be enforced to the maximum extent possible. Further, if a court or arbitrator should determine that any portion of this Separation Agreement is overbroad or unreasonable, such provision shall be given effect to the maximum extent possible by narrowing or enforcing in part that aspect of the provision found overbroad or unreasonable. Additionally, you agree that any breach of the terms of paragraphs 5 or 7 shall constitute a material breach of this Separation Agreement as to which the Company or Bank may seek all relief available under the law in addition to the relief provided for in paragraph 2g. In addition, you agree that your willful and knowing failure to return Company Property that relates to the maintenance of security of the Company Entities and Persons or the maintenance of Proprietary Information constitutes a material breach of this Separation Agreement as to which the Company or Bank may seek all available relief under the law.

14. a. This Separation Agreement is not intended, and shall not be construed, as an admission that either the Executive or the Company Entities and Persons have violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrong whatsoever.

b. Should any provision of this Separation Agreement require interpretation or construction, it is agreed by the parties that the entity interpreting or construing this Separation Agreement shall not apply a presumption against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document.

15. This Separation Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.

16. a. This Separation Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey without regard to the principles of conflicts of law, except to the extent governed by Federal law.

b. With the exception of a claim for injunctive relief, for which jurisdiction shall be reserved in the United States District Court, District of New Jersey and/or state courts in Ocean County, New Jersey, and with respect to which the parties consent to personal jurisdiction, any controversy or claim arising out of or relating to this Separation Agreement or the breach thereof shall be settled in an arbitration to be held in Toms River, New Jersey by a single arbitrator, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. The decision of the arbitrators shall be final and binding on the parties hereto and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. To the extent permitted by law, if you are the prevailing party on all material claims, you shall be entitled to all reasonable attorneys’ fees and costs incurred in such arbitration; otherwise, each party shall pay his or its own costs and attorneys’ fees, and arbitration fees shall be equally divided.

17. Notwithstanding anything in this Separation Agreement to the contrary, the parties hereby agree that it is the intention that any payments or benefits provided under this Separation Agreement comply in all respects with Section 409A of the Internal Revenue Code of 1986, as amended (“Code”) and any guidance issued thereunder, and this Separation Agreement be interpreted accordingly. In addition, in the event that additional guidance with respect to Section 409A of the Code becomes available prior to the Separation Date, upon the Executive’s reasonable request, the parties will cooperate in good faith with a view towards amending this Separation Agreement solely to the extent necessary and appropriate to avoid adverse tax consequences pursuant to Section 409A of the Code, while retaining the economic benefits and burdens of the Separation Agreement to the fullest extent possible.

18. The Executive further agrees to release, hold harmless and indemnify the Company Entities from any interest or penalties that might be assessed by any taxing authority in connection with any amount under this Agreement, or any portion thereof.

The parties hereto recognize that certain provisions of this Agreement may be affected by Section 409A of the Internal Revenue Code and it is understood and agreed that you are responsible for consulting with your tax advisor regarding the potential impact of Section 409A regarding the pay and benefits provided herein. It is also understood and agreed that the Company Entities are not responsible for any adverse consequence from the application of Section 409A to the pay and benefits provided herein.

19. You acknowledge that this Separation Agreement constitutes the complete understanding between the Company, the Bank and you, and, supersedes any and all agreements, understandings, and discussions, whether written or oral, between you and any of the Company Entities and Persons, including the Employment Agreement between you and the Bank and guaranteed by the Company, date February 18, 2004, which shall terminate on the Separation Date. To the extent necessary to conform to Section 409A of the Internal Revenue Code, this Separation Agreement shall constitute an amendment of the Employment Agreement effective as of January 1, 2005. No other promises or agreements shall be binding on any Company Entity unless in writing and signed by both the Company Entity and you after the date of this Separation Agreement.

20. You may accept this Separation Agreement by signing it and returning it to John K. Kelly, Senior Vice President, General Counsel, OceanFirst Financial Corp, 975 Hooper Avenue, Toms River, NJ 08754. The effective date of this Separation Agreement shall be the date it is signed by both parties, provided that the provisions of paragraphs 2a through 2f shall not become effective until the Effective Date, as defined in the General Release attached hereto as Exhibit B. In the event you do not accept this Separation Agreement as set forth above, this Separation Agreement, including but not limited to the obligation of the Company to provide the payments and other benefits referred to in paragraph 2 above, shall be deemed automatically null and void.

SIGNATURES

5/14/07	/s/ Robert M. Pardes
Date	Robert M. Pardes
Executive

5/14/07	OCEANFIRST BANK
Date

	By:	John R. Garbarino
	Title:	CEO

5/14/07	OCEANFIRST FINANCIAL CORP.
Date

	By:	John R. Garbarino
	Title:	CEO

EXHIBIT A

May 14, 2007

John R. Garbarino

Chief Executive Officer and Chairman

OceanFirst Bank

975 Hooper Avenue

Toms River, New Jersey 08754

Re: Resignation

Dear Mr. Garbarino:

I hereby resign any and all positions I hold with OceanFirst Bank and each of its subsidiaries and affiliates, and their respective boards, including but not limited to any positions as a director, employee, officer, or agent of these entities. This resignation is effective May 14, 2007, except as to my resignation from the Board of Directors of Columbia Home Loans, LLC., which is effective on the date hereof, and is final and irrevocable for all purposes.

Sincerely,

/s/ Robert M. Pardes
Robert M. Pardes

EXHIBIT B

GENERAL RELEASE

THIS GENERAL RELEASE, entered into this 14th day of May 2007 by Robert M. Pardes, residing at                                          (hereinafter referred to as the “Executive”).

WITNESSETH:

WHEREAS, the Executive and OceanFirst Bank and OceanFirst Financial Corp., having their principal offices in Toms River, New Jersey, entered into a Separation Agreement and General Release, dated as of May 14, 2007, (as such agreement may be amended from time to time, the “Separation Agreement”), pursuant to paragraph 4 of which the Executive agreed and covenanted, to execute this General Release in favor of OceanFirst Financial Corp., OceanFirst Bank, its affiliates and/or their respective officers, directors, employees, agents and representatives; and

WHEREAS, the employment of the Executive terminated as of May 14, 2007;

NOW, THEREFORE, in exchange for the benefits to be provided to the Executive pursuant paragraphs 2a through 2f of the Separation Agreement, it is agreed as follows:

1. Executive agrees to waive, release and forever discharge any and all claims and rights which Executive ever had, now has or may have against OceanFirst Financial Corp. and OceanFirst Bank and all subsidiaries and affiliates of each (herein referred collectively as “Company Entities”), and their respective successors and assigns, current and former officers, agents, board of directors members, representatives and employees, various benefits committees, and their respective successors and assigns, heirs, executors and personal and legal representatives, based on any act, event or omission arising out of, during or relating to his employment or service with a Company Entity or termination of such employment or service occurring before Executive executes this General Release and subsequent to the date on which the Executive executed the Separation Agreement. This waiver and release includes, but is not limited to, any claims which could be asserted now or in the future, under: the employment agreement between you and the Bank dated February 18, 2004, common law, including, but not limited to, breach of express or implied duties, wrongful termination, defamation, or violation of public policy; any policies, practices, or procedures of any Company Entity.; any federal or state statutes or regulations including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §2000e et seq. , the Civil Rights Act of 1866 and 1871, the Americans With Disabilities Act, 42 U.S.C. §12101 et seq. , the Employee Retirement Income Security Act (“ERISA”), 29 U.S.C. §1001 et seq. (excluding those rights relating exclusively to employee pension benefits as governed by ERISA), the Family and Medical Leave Act, §2601 et. seq., the New Jersey Law Against Discrimination, N.J.S.A. 10:5-1 et seq. ; the Conscientious Employee Protection Act, N.J.S.A. 34:19-1 et. Seq. ; any contract of employment, express or implied; any provision of the United States, New York or New Jersey Constitutions; any provision of any other law, common or statutory, of the United States, the State of New York the State of New Jersey or any other state.

2. Anything herein to the contrary not withstanding, the Executive is not releasing: (i) any rights to indemnification under the Charter or By-Laws of the Bank, or under any applicable insurance policy, or any right to obtain contributions as permitted by law, in each case to the extent permitted by applicable laws, including the rules and regulations of the OTS; (ii) his right to enforce the terms and conditions of the Separation Agreement and General Release; (iii) any rights or claims that arise after the Effective Date; or (iv) any vested rights under the Company’s benefit plans.

3. By signing this General Release, the Executive represents that he has not and will not in the future commence any action or proceeding arising out of the matters released hereby, and that he will not seek or be entitled to any award of legal or equitable relief in any action or proceeding that may be commenced on his behalf.

4. The Executive acknowledges that the Bank has hereby advised him to consult with an attorney of his choosing prior to signing this General Release. The Executive represents that he has had the opportunity to review this General Release and, specifically, the release in paragraph 1, with an attorney of his choice. The Executive also agrees that he has entered into this General Release freely and voluntarily.

5. The Executive acknowledges that he has been given at least twenty-one days to consider the terms of the General Release. Furthermore, once he has signed this General Release, the Executive shall have seven additional days from the date of signing this General Release to revoke his consent hereto. The General Release shall not be effective, and no payments shall be due under paragraphs 2a through 2f of the Separation Agreement, until the eighth day after the Executive shall have executed this General Release and returned it to the Company, assuming that the Executive has not revoked the Executive’s consent to this General Release prior to such date (the “Effective Date”).

6. In the event that any one or more of the provisions of this General Release shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of this General Release shall not in any way be affected or impaired thereby.

7. This General Release shall be governed by the law of the State of New Jersey without reference to its choice of law rules, except to the extent governed by Federal law.

IN WITNESS WHEREOF, the Executive has executed this General Release as of the date first set forth above.

/s/ Robert M. Pardes
Robert M. Pardes